Exhibit 10.2

Assets and Liabilities Transferred

The following is a schedule of the assets and liabilities of Performance Brands, Inc. transferred from the Company in the April 30, 2001 transaction.

Cash	$13,555
Accounts Receivable	79,908
Inventory	150,452
Due from Stockholders	67,139
Net Property and Equipment	42,400
Security Deposits	3,220
Net Patent & Trademarks	24,947
Accounts Payable	(127,131)
Payroll Taxes Payable	(1,246)
Settlements Payable	(15,000)
Note Payable	(11,654)
Long Term Debt	(9,459)
Net Assets Transferred	$217,131